EXHIBIT 4(b)

                               SILVER DINER, INC.

              1996 Consultant Stock Option and Stock Purchase Plan

         The  following   constitute   the  provisions  of  the  Company's  1996
Consultant Stock Option and Stock Purchase Plan.

1.       Purpose

         The purpose of the Plan is to provide an investment opportunity to the Company's Consultants by providing them with the opportunity to purchase (i) Options to purchase shares of Common Stock in the Company, or (ii) shares of Common Stock in the Company, and apply a portion of the fees otherwise payable to them by the Company to pay the purchase price for such Options or Common Stock.

2.       Definitions

         As used in this Plan, the following words and phrases shall have the meanings indicated:

         (a)      "Board" shall mean the Company's Board of Directors.

         (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (c) "Common Stock" shall mean the shares of common stock, $.00074 par value, of the Company.

         (d)      "Company" shall mean Silver Diner, Inc., and its Subsidiaries.

         (e) "Consultant" shall mean any person who provides services to the Company including lawyers, contractors, engineers, architects, accountants, public relation specialists, and other persons providing services to the Company, but who is not an employee of the Company. A director of the Company may be a consultant if he/she otherwise provides consulting services to the Company and is not an employee of the Company.

         (f) "Election to Purchase Common Stock" shall mean the notice delivered to the Company by the Consultant pursuant to which the Consultant elects to purchase Common Stock under the Plan, which notice shall be on the form attached hereto as Exhibit A.

         (g) "Election to Purchase Options" shall mean the notice delivered to the Company pursuant to which the Consultant elects to purchase Options pursuant to this Plan, which notice shall be on the form attached hereto as Exhibit A.

         (h) "Fair Market Value" shall mean the closing price of a share of the Common Stock as reported on the Nasdaq National Market System, or (ii) if the shares of such Common Stock are not then listed on the Nasdaq National Market System, the closing price per share of the Common Stock on the principal national securities exchange, if any, on which the shares of Common Stock shall then be listed, or (iii) if the shares of such Common Stock are not then listed on a national securities exchange, the closing price per share of Common Stock entered on a national inter-dealer quotation system, or (iv) if no closing or last sales price per share of Common Stock is entered on a national inter-dealer quotation system, the average of the closing bid and asked prices for the shares of such Common Stock in the over-the-counter market, or (v) if no price can be determined under the preceding alternatives, then the price per share as most recently determined by the Board, which shall, if the price is not determined under any one of the preceding alternatives, make such determination of the Fair Market Value at least once each month.

         (i) "Form S-8 Registration Statement" shall mean a registration statement filed on Form S-8 with and declared effective by the Securities and Exchange Commission under the Securities Act covering the offer and sale of the Options and shares of Common Stock pursuant to the Plan.

         (j)  "Option" shall mean any option issued pursuant to this Plan.

         (k) "Optionee" shall mean any person to whom an Option or Common Stock is sold under this Plan.

         (l) "Parent" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the sale of an Option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         (m) "Plan" shall mean this 1996 Consultant Stock Option and Stock Purchase Plan.

         (n) "Reorganization" shall mean any merger, reorganization, consolidation or sale of all or substantially all of the Company's assets.

         (o) "Registered" shall mean a Form S-8 Registration Statement shall be in effect covering the offer and sale of the Options and shares of Common Stock pursuant to the Plan.

         (p) "Securities Act" shall mean the Securities Act of 1933, as amended.

         (q) "Stock Option Agreement" shall mean the agreement evidencing the Options sold to Optionees pursuant to the Plan containing the terms and conditions specified in Section 8 below and on the form attached hereto as Exhibit B.

         (r) "Stock Purchase Agreement" shall mean the agreement evidencing the Common Stock sold to Optionees pursuant to the Plan containing the terms and conditions specified in Section 9 below and on the form attached hereto as Exhibit C.

         (s) "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the sale of an Option, each of the corporations, other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.       General Administration

         The Plan shall be administered by a committee (the "Committee"), consisting of not less than two non-employee members of the Board. The Committee shall have the authority in its discretion to administer the Plan and to interpret the Plan and to prescribe, amend and rescind rules and regulations relating to the operation of the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan; provided, however, that the Committee may not alter, amend or modify the express provisions of the Plan. The Board shall fill all vacancies, however caused, in the Committee. The

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Board may from time to time appoint additional members to the Committee,  and may at any time remove one or more Committee members and substitute others. No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any action taken thereunder.

4.       Term of Plan

         The Plan became effective upon its adoption by the Company's Board on September 11, 1996, and shall continue in effect for a term of ten (10) years unless sooner terminated under Section 13 hereof. Any Options outstanding under the Plan on such date shall continue to be exercisable pursuant to their terms, except with respect to Options as provided in Section 8(g) hereof.

5.       Eligibility

         Options and shares of Common Stock may be sold to any Consultant of the Company providing bona fide services to the Company, which services are not in connection with the offer or sale of securities in a capital raising transaction as provided by Instruction A(1)(a) of the Form S-8 Registration Statement. Each Consultant may elect to purchase Options having the terms specified in Section 8 below, or to acquire shares of Common Stock on the terms specified in Section 9 below. The election once made shall be irrevocable until a new election has been made and the appropriate form has be delivered to the Company.

6.       Stock Subject to the Plan

         An aggregate of 100,000 shares of Common Stock shall be reserved for issuance pursuant to Options or shares of common Stock issued pursuant to the Plan; provided, however, that not more than 25,000 Options and shares of common Stock may be sold to Consultants who are directors of the Company. The limitation established by the preceding sentence shall be subject to adjustment as provided in Section 8(g) below. If any outstanding Option under the Plan for any reason expires or is terminated without having been exercised in full, the shares of Common Stock allocable to the unexercised portion of such Option shall (unless the Plan shall have been terminated) become available for subsequent issuance of Options or Common Stock under the Plan.

7.       Purchase of Option or Common Stock

         A Consultant desiring to purchase Options or shares of Common Stock by applying all or part of the consulting fee otherwise payable by the Company to the Consultant shall execute the Election to Purchase Options or the Election to Purchase Common Stock and deliver such notice to the Company. The Consultant executing and delivering such notice shall have elected to purchase monthly the number of Options or shares of Common Stock specified on such notice until such election has been rescinded by written notice delivered to the Company. In no event may an election be revoked until the end of a calendar quarter.

8.       Terms and Conditions of Options

         Each Option issued pursuant to the Plan shall be evidenced by a Stock Option Agreement containing the terms and conditions specified in this Section 8.

         (a) Election to Purchase Options. Prior to purchasing each Option, the Optionee shall provide the Company with an Election to Purchase Options in the form attached hereto as Exhibit A.

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         (b)  Option  Purchase  Price.  Each  Option  shall  be  issued  to  the
         Consultant on payment of a purchase price equal to the amount determined on the first day of each calendar quarter pursuant to the Black-Scholes methodology (the "Option Purchase Price") which amount shall be paid in full, at the time of issuance of the Option, by reducing the amount otherwise payable by the Company to the Consultant in payment of consulting fees owed by the Company to the Consultant for services rendered to the Company during the previous calendar quarter. Such Option shall be subject to the terms and conditions specified in this Section 8.

         (c) Option Exercise Price. The exercise price of each Option (the "Option Exercise Price") shall equal the Fair Market Value of a share of Common Stock on the first day of each calendar quarter. The Option Exercise Price shall be subject to adjustment as provided in Section 8(g) hereof.

         (d) Term and Exercise of Options. Options shall be exercisable in whole or in part at any time over the exercise period, but in no event shall such period exceed three years from the date of the grant of each such Option. The exercise period shall be subject to earlier termination as provided in Section 8(g) below. An Option may be exercised by giving prior written notice of such exercise to the Company; provided that an Option may not be exercised at any one time as to less than 100 shares, or such number presently covered by Options if less than 100 shares, which amount may be reduced by the Committee in its discretion. The Option Exercise Price will be payable, at the discretion of the Consultant by delivering on the date of exercise (i) a check in the amount of the Option Exercise Price, (ii) Common Stock having a Fair Market Value on the day immediately preceding the date of exercise equal to, or less than, the Option Exercise Price, or (iii) a combination thereof. If the Optionee tenders shares of Common Stock having a Fair Market Value which exceeds the Option Exercise Price, the Company shall return to the Optionee any and all whole shares of Common Stock which exceed the Option Exercise Price and the Company shall pay the Optionee any additional amount which exceeds the Option Exercise Price in cash in lieu of issuing the Optionee a fractional share for such amount.

         (e) Vesting and Restrictions on Transferability. Options issued under the Plan shall vest immediately upon purchase and shall not be transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act ("ERISA") or the rules thereunder.

         (f) Death or Disability of Optionee. If an Optionee shall die or become disabled, all Options theretofore issued to such Optionee may, unless earlier terminated in accordance with their terms, be exercised at any time during the term of the Option by the personal representative of the Optionee or by the person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of the death or disability of the Optionee.

         (g) Reclassification; Recapitalization; and Reorganizations.

                  (1) Dividends and Stock Splits. If there is any change in the number of shares of Common Stock through the declaration of stock dividends, recapitalization resulting in stock splits, or combinations or exchanges of such shares, then the number of shares of Common Stock available for Options, the number of such shares covered by outstanding Options, the Option Purchase Price and the Option Exercise Price shall be proportionately adjusted to reflect any increase or decrease in the number of issued shares of Common Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

                  (2) Spin-Offs and Liquidations. In the event of the proposed dissolution or liquidation of the Company, or in the event of any corporate separation or division, including, but not limited to, a split-up, a split-off or spin-off, each Option granted under the Plan shall terminate as of a date to be fixed by the Board, provided, however, that no less than thirty (30) days' written notice of the date so fixed shall be given to each Optionee, who shall have the right during the period of thirty (30) days preceding such termination, to exercise the Options as to all or any part of the shares of Common Stock covered thereby.


                  (3) Reorganizations. If, while unexercised Options remain outstanding under the Plan, the Company executes a definitive Reorganization agreement, the Committee may provide that each Option granted under the Plan shall (i) terminate as of a date to be fixed by the Board, provided, however, that no less than thirty (30) days' written notice of the date so fixed shall be given to each Optionee, who shall have the right, during the period of thirty (30) days preceding such termination, to exercise the Options as to all or any part of the shares of Common Stock covered thereby or (ii) remain outstanding and be adjusted so that on exercise the Optionee shall receive the securities, cash or property that would have been issued with respect to the shares of Common Stock had the Option been exercised immediately prior to the Reorganization. The Committee may also, in its discretion, permit the cancellation of outstanding Options in exchange for a cash payment to the Optionee equal to the difference between the exercise price of the Option and the value of the consideration that would have been paid had the Option been exercised immediately prior to the Reorganization.

                  (4) Exemptions. Section 8(g) shall not apply to a Reorganization in which the Company is the surviving corporation and shares of Common Stock are not converted into or exchanged for stock, securities of any other corporation, cash or any other thing of value. Notwithstanding the preceding sentence, in case of any Reorganization in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any changes in such shares into two or more classes or series of shares), the Committee may provide that the holder of each Option then exercisable shall have the right to exercise such Option solely for the kind and amount of shares of stock and other securities (including those of any new direct or indirect Parent of the Company), property, cash or any combination thereof receivable by the holder of the number of shares of Common Stock for which such Option might have been exercised upon such Reorganization or reclassification. In the event of a change in the Common Stock as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan. Except as herein expressly provided, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, or Reorganization, and any assurance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, and no adjustment by reason thereof shall be made with respect to the number of shares of Common Stock subject to an Option or to the Option Price. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, Reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

         (h) Consulting Fees for Services Through December 31, 1996. Consultants may elect to purchase Options by applying amounts otherwise payable to them by the Company for consulting services rendered through December 31, 1996. The Option Purchase Price and the Option Exercise Price for such services shall equal the Fair Market Value of a share of the Common Stock on December 31, 1996.

9.       Terms and Conditions of Stock Purchase

         Each share of Common Stock issued pursuant to the Plan shall be evidenced by the Stock Purchase Agreement containing the terms and conditions specified in this Section 9.

         (a) Election to Purchase Common Stock. Prior to the Optionee's purchase of any shares of Common Stock pursuant to the Plan, the Optionee shall provide the Company with an Election to Purchase Common Stock in the form attached hereto as Exhibit A.

         (b) Stock Purchase Price. The Optionee shall purchase the number of shares of Common Stock set forth on the Election to Purchase Common Stock at a purchase price equal to the Fair Market Value of a share of Common Stock on the first or last day of each calendar quarter, whichever is lower. However, if the Optionee executes an Election to Purchase Common Stock during a calendar quarter, the purchase price shall equal the Fair Market Value of a share of Common Stock on the date the Optionee executes the Election to Purchase Common Stock or the last day of such calendar quarter, whichever is lower. The Optionee shall pay the purchase price for such share of Common Stock by applying the amount otherwise owed by the Company to the Consultant for consulting services rendered to the Company during the calendar quarter. The shares of Common Stock shall be issued as promptly as possible following closing of the calendar quarter.

         (c) Consulting Fees for Services Through December 31, 1996. Consultants may elect to purchase Common Stock by applying amounts otherwise payable to them by the Company for consulting services rendered through December 31, 1996. The Stock Purchase Price for such services shall equal the Fair Market Value of a share of Common Stock on December 31, 1996.

         (d) Restrictions on Transferability. The Common Stock issued upon the exercise of an Election to Purchase Common Stock is not subject to any transfer restrictions except those mandated by applicable federal and state securities laws.

10.      Agreement by Optionee Regarding Withholding Taxes

         The Company shall, to the extent required by law, have the right to deduct from any payment of any kind otherwise due to the Consultant any federal, state or local taxes of any kind required by law to be withheld upon the purchase or exercise of any Option or the purchase of any shares of Common Stock pursuant to the Plan and the Consultant agrees to pay to the Company, or make arrangements satisfactory to the Committee regarding payment, any federal, state or local taxes of any kind required by law to be withheld under or pursuant to this Plan.

11.      Rights as a Shareholder

         No Optionee shall have any rights as a shareholder with respect to any shares until the stock certificate evidencing such shares has been issued evidencing such shares. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 8(g) hereof with respect to Options.

12.      General Restrictions

         (a) Investment Representations. The Company may require any person to whom Options or shares are sold pursuant to the Plan, as a condition of sale, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effect as the Company deems necessary or appropriate in order to comply with applicable federal and applicable state securities laws.

         (b) Compliance with Securities Laws. Each Option or share of Common Stock purchased pursuant to the Plan shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject thereto on any securities exchange or any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of the Options or Common Stock, such Options or Common Stock may not be sold or exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board. The Company plans to register the shares subject to the Plan on a Form S-8 Registration Statement so that the shares issued thereunder may be sold following expiration of any restrictions set forth in the Election to Purchase Options or in the Election to Purchase Common Stock. Nothing herein shall be deemed to require the Company to obtain an effective Form S-8 Registration Statement or to apply for or to obtain any listing, registration or qualification of the Options or Common Stock to be issued pursuant thereto.

13.      Amendment and Termination of the Plan

         The Board may at any time and from time to time suspend, terminate, modify or amend the Plan, provided that no suspension, termination, modification or amendment of the Plan may adversely affect any rights under the Plan unless the written consent of those affected is obtained.

                               SILVER DINER, INC.
                       Election to Purchase Common Stock
                                   under the
              1996 Consultant Stock Option and Stock Purchase Plan

          (To be executed and returned upon purchase of Common Stock)

         The consultant named below (the "Consultant") hereby elects and agrees that ____% of the consulting fees otherwise payable by Silver Diner, Inc. (the "Company") to the Consultant for services rendered to the Company, from ___________ __, 199_ until the election has been rescinded, will be applied as payment of the purchase price for shares of the Company's common stock, par value $.00074 per share ("Common Stock"), pursuant to the terms of 1996 Consultant Stock Option and Stock Purchase Plan ("Plan") between the Company and the Consultant.

         The Consultant agrees to receive compensation as set forth above until such election has been rescinded by the Consultant by means of written notice delivered to the Company. The Consultant understands and agrees that in no event may the Election to Purchase Common Stock be revoked until the end of a calendar quarter.

         The Consultant further understands and agrees that following the Consultant's written election to withdraw the Election to Purchase Common Stock, the Consultant will not be eligible to participate in the Plan until another Election to Purchase Common Stock, or an Election to Purchase Options is executed by the Consultant and delivered to the Company.

         The Consultant acknowledges the receipt of the Plan prior to the execution of this Election to Purchase Common Stock and understands that the Company shall provide the Consultant with a Stock Purchase Agreement as promptly as possible following each calendar quarter.

Dated: __________________                   ________________________________
                                                     Consultant
                                            By: _____________________________
                                            Name:
                                            Title:


Receipt of this Election to Purchase Common Stock acknowledged by Silver Diner, Inc.

Dated: __________________                   By: _____________________________
                                            Name:
                                            Title:

                               SILVER DINER, INC.
                          Election to Purchase Options
                                   under the
              1996 Consultant Stock Option and Stock Purchase Plan

             (To be executed and returned upon purchase of Options)

         The consultant named below (the "Consultant") hereby elects and agrees that ____% of the consulting fees otherwise payable by Silver Diner, Inc. (the "Company") to the Consultant for services rendered to the Company, from ___________ __, 199_ until the election has been rescinded, will be applied as payment of the purchase price for an option (the "Option") to purchase shares of the Company's common stock, par value $.00074 per share ("Common Stock"), pursuant to the terms of 1996 Consultant Stock Option and Stock Purchase Plan ("Plan") between the Company and the Consultant.

         The Consultant agrees to receive compensation as set forth above until such election has been rescinded by the Consultant by means of written notice delivered to the Company. The Consultant understands and agrees that in no event may the Election to Purchase Options be revoked until the end of a calendar quarter and understands and agrees that consulting fees for services rendered to the Company during a calendar quarter will be applied as payment of the purchase price for an Option to purchase shares of Common Stock equal to the amount determined on the first day of the following calendar quarter pursuant to the Black-Shoals methodology.

         The Consultant further understands and agrees that following the Consultant's written election to withdraw the Election to Purchase Options, the Consultant will not be eligible to participate in the Plan until another Election to Purchase Options or an Election to Purchase Common Stock is executed by the Consultant and delivered to the Company.

         The Consultant acknowledges the receipt of the Plan prior to the execution of this Election to Purchase Options and understands that the Company shall provide the Consultant with a Stock Option Agreement as promptly as possible following each calendar quarter.

Dated: __________________                   ________________________________
                                                     Consultant

                                            By: _____________________________
                                            Name:
                                            Title:

Receipt of this Election to Purchase Options acknowledged by Silver Diner, Inc.

Dated: __________________                   By: _____________________________
                                            Name:
                                            Title:

                               SILVER DINER, INC.

                            Stock Purchase Agreement
                                    for the
              1996 Consultant Stock Option and Stock Purchase Plan

         Silver Diner, Inc., (the "Company"), hereby agrees to sell to the consultant named below (the "Consultant") common stock of the Company, par value $.00074 per share ("Common Stock"), subject to the following terms and conditions:

         1. Subject to the provisions set forth herein and the provisions of the 1996 Consultant Stock Option and Stock Purchase Plan (the "Plan"), the provisions of which are hereby incorporated by reference, and in consideration of the agreements of the Consultant provided in this Stock Purchase Agreement (the "Purchase Agreement"), the Company hereby sells to the Consultant the number of shares of Common Stock, at the purchase price and on the schedule, all as set forth below.

Name of Purchaser:

Date of Purchase:

Stock Purchase Price:


         2. The Common Stock issued pursuant to this Agreement is not subject to any transfer restrictions except those mandated by applicable federal and state securities laws.

         3. The purchase of Common Stock pursuant to this Agreement is conditioned upon the acceptance by the Consultant of the terms hereof as evidenced by his execution of this Purchase Agreement in the space provided therefor at the end hereof and the return of an executed copy to the Secretary of the Company.

         4. The Consultant will acquire and hold the shares of Common Stock purchased for his own account for investment and not with the view to the resale or distribution thereof, except for resales or distributions in accordance with applicable securities laws, and the Consultant will not, at any time, directly or indirectly, offer, sell, distribute, pledge, or otherwise grant a security interest in or otherwise dispose of or transfer all, any portion of or any interest in, the Common Stock (or solicit an offer to buy, take in pledge or otherwise acquire or receive, all or any portion thereof), except in accordance with applicable securities laws.

         5. The Consultant has received and reviewed a description of the Common Stock of the Company and a copy of the Plan and has had the opportunity to ask questions of, and receive answer from, the officers and representatives of the Company concerning all material information concerning the Company and the terms and conditions of the transactions in which the Consultant is acquiring shares of the Common.

         6. The Consultant's purchase of the shares of Common Stock shall be exercised in accordance with such administrative regulations as the committee administering the Plan shall from time to time adopt.

         7. This Purchase Agreement shall be construed, administered and governed in all respects under and by the laws of the State of Delaware, without giving effect to principles of conflict of laws.

                                      SILVER DINER, INC.

                                      By:__________________________________
                                      Name:
                                      Title:

                               SILVER DINER, INC.
                             Stock Option Agreement
                                    for the
              1996 Consultant Stock Option and Stock Purchase Plan

         A stock option (the "Stock Option") is hereby sold by Silver Diner, Inc., (the "Company"), to the consultant named below ("Optionee"), for and with respect to common stock of the Company, par value $.00074 per share ("Common Stock"), subject to the following terms and conditions:

         1. Subject to the provisions set forth herein and the provisions of the 1996 Consultant Stock Option and Stock Purchase Plan (the "Plan"), the provisions of which are hereby incorporated by reference, and in consideration of the agreements of Optionee provided in this Stock Option Agreement (the "Option Agreement"), the Company hereby sells to Optionee a Stock Option to purchase from the Company the number of shares of Common Stock, at the purchase price and exercise price, and on the schedule, all as set forth below.

Name of Optionee:

Date of Grant:

Option Purchase Price:

Option Exercise Price:

Number of Shares of Common
Stock Subject to Stock Option:

Expiration Date:

         2. Written notice of an election to exercise any portion of the Stock Option specifying the portion thereof being exercised and the exercise date, shall be given by Optionee, or his legal representative, (a) by delivering such notice at the principal executive offices of the Company no later than the exercise date, or (b) by mailing such notice, postage prepaid, addressed to the Secretary of the Company at the Company's principal executive offices at least three business days prior to the exercise date.

         3. Neither Optionee nor any other person entitled to exercise the Stock Option under the terms hereof shall be, or have any of the rights or privileges of, a shareholder of the Company in respect of any Common Stock issuable on exercise of the Stock Option, until the date of the issuance of a stock certificate for such Common Stock.

         4. If the Stock Option shall be exercised in whole, this Option Agreement shall be surrendered to the Company for cancellation. If the Stock Option shall be exercised in part, or a change in the number or designation of the Common Stock shall be made, this Option Agreement shall be delivered by Optionee to the Company for the purpose of making appropriate notation thereon, or of otherwise reflecting, in such manner as the Company shall determine, the partial exercise or the change in the number or designation of the Common Stock.

         5. The grant of the Stock Option hereunder shall not be deemed to give the Optionee the right to be retained as a Consultant of the Company.

         6. The Stock Option shall be exercised in accordance with such administrative regulations as the Board shall from time to time adopt.

         7. The Stock Option and this Option Agreement shall be construed, administered and governed in all respects under and by the laws of the State of Delaware, without giving effect to principles of conflict of laws.

                                     SILVER DINER, INC.

                                     By:__________________________________
                                     Name:
                                     Title:

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